EXHIBIT 99.1
Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Chemung Financial Corporation (the "Corporation"), hereby certifies that, to his knowledge on the date hereof:

  the Quarterly Report on Form 10-Q of the Corporation for the period ended March 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Jan P. Updegraff

Jan P. Updegraff

Chief Executive Officer

May 13, 2003

A signed original of this written statement required by Section 906 has been provided to Chemung Financial Corporation and will be retained by Chemung Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.